EveryWare Global, Inc. Announces Strong First Quarter Preliminary 2013 Financial Results

Record Financial Performance Driven by Organic Growth and Margin Expansion

NEW YORK, NY, May 6, 2013 (GLOBE NEWSWIRE) -- EveryWare Global, Inc. ("EveryWare"), a leader in the consumer tabletop and foodservice markets announced today preliminary financial results for the first quarter ended March 31, 2013. For the quarter ended March 31, 2013:

* Total revenue increased 3.1% to $99.3 million, up from $96.4 million in the first quarter of fiscal 2012

* EBITDA(1) increased 58.1% to $9.1 million, up from $5.8 million in the first quarter of fiscal 2012

* Adjusted EBITDA(1) increased 12.0% to $11.5 million, up from $10.2 million in the first quarter of fiscal 2012

John Sheppard, EveryWare’s CEO stated: “Our business performed ahead of both budget and the prior year for the first quarter, as we are realizing the benefits of the combination of Anchor Hocking and Oneida under the EveryWare umbrella. We delivered meaningful growth in our core North American markets, and we expect to see growth accelerate in our international segment in the coming quarters as we leverage our iconic brands, diversified product portfolio and distribution infrastructure.”

On January 31, 2013, EveryWare, which is owned primarily by funds affiliated with Monomoy Capital Management, LLC, announced plans to merge with ROI Acquisition Corp. ("ROI") (Nasdaq:ROIQ) (Nasdaq:ROIQW) (Nasdaq:ROIQU), a special purpose acquisition company, sponsored by affiliates of the Clinton Group, Inc. Following the merger, ROI will be renamed EveryWare Global, Inc. ROI has applied to continue the listing of the combined company's common stock on the Nasdaq Stock Market under the ticker symbol "EVRY".

(1)Historical EBITDA Reconciliation:

	Quarter ended March 31,
$ in 000's
	2013	2012
Historical EBITDA reconciliation:

Net Income (Loss)	$197	$(6,283)
Interest expense, net	4,139	9,819
Income taxes	902	(1,040)
Depreciation	2,871	2,379
Amortization	1,018	898
EBITDA	$9,127	$5,773

Restructuring (a)	216	2,298
Acquisition / merger-related transaction fees (b)	664	419
Inventory adjustment (c)	263	945
Management fees (d)	770	704
Other (e)	429	101
Adjusted EBITDA (f)	$11,469	$10,240

EBITDA is defined as net income (loss) before interest, income taxes and depreciation and amortization. Adjusted EBITDA is defined as EBITDA plus restructuring expenses, certain acquisition/merger-related transaction fees, inventory adjustments, management fees and reimbursed expenses paid to our equity sponsor and certain other adjustments described below that management believes are not representative of its core operating performance.

(a)	Includes restructuring expenses and various professional and consulting services in connection with the identification and implementation of synergies and cost improvements, including severance costs.
(b)	For 2013, includes expenses related to the business combination transaction with ROI, including employee bonuses, and for 2012, includes transaction fees and expenses related to the Anchor Merger in March of 2012.
(c)	Represents adjustments for FIFO inventory valuations, lower-of-cost-or-market valuations and the increase (decrease) in the obsolete inventory reserve, which is a component of cost of sales.
(d)	Represents management fees and reimbursed expenses paid to Monomoy for management services.
(e)	Primarily represents foreign exchange gains and losses and non-cash compensation expense in both periods.
(f)	Excludes pro forma adjustments presented in the Proxy Statement filed by ROI Acquisition Corp. with the SEC on April 29, 2013.

About EveryWare

EveryWare Global, Inc. is a leading global marketer of tabletop and food preparation products for the consumer and foodservice markets, with operations in the United States, Canada, Mexico, Latin America, Europe and Asia. Its global platform allows it to market and distribute internationally its total portfolio of products, including bakeware, beverageware, serveware, storageware, flatware, dinnerware, crystal, buffetware and hollowware; premium spirit bottles; cookware; gadgets; candle and floral glass containers; and other kitchen products, all under a broad collection of widely-recognized brands. Driven by devotion to design, EveryWare Global, Inc. is recognized for providing quality tabletop and kitchen solutions through its consumer, foodservice, specialty and international channels. EveryWare Global, Inc. was formed through the merger of Anchor Hocking, LLC and Oneida Ltd. in March of 2012.

About ROI Acquisition Corp.

ROI Acquisition Corp. is a special purpose acquisition company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination involving ROI Acquisition Corp. and one or more businesses. ROI Acquisition Corp. is a Delaware corporation formed in 2011. Its securities are traded on NASDAQ under the ticker symbols ROIQ, ROIQW and ROIQU.

ADDITIONAL INFORMATION ABOUT THE TRANSACTION AND WHERE TO FIND IT

ROI has filed with the Securities and Exchange Commission (SEC) a proxy statement of ROI in connection with the proposed business combination and mailed the proxy statement and other relevant documents to its stockholders and public warrantholders. ROI stockholders, public warrantholders and other interested persons are advised to read the proxy statement in connection with ROI’s solicitation of proxies for the stockholder and public warrantholder meetings to be held to, among other things, approve the business combination, because the proxy statement contains important information about ROI, EveryWare Global, Inc. and the proposed business combination. The proxy statement has been mailed to stockholders and public warrantholders of record of ROI as of April 15, 2013. Stockholders and public warrantholders may also obtain copies of the proxy statement, without charge, at the SEC’s website at http://www.sec.gov, or by directing a request to: ROI Acquisition Corp., 601 Lexington Avenue, 51st Floor, New York, New York 10022, Attn.: Joseph A. De Perio, President.

PARTICIPANTS IN THE SOLICITATION

ROI and its directors and officers may be deemed participants in the solicitation of proxies to ROI’s stockholders and public warrantholders with respect to the transaction. A list of the names of those directors and officers and a description of their interests in ROI is contained in ROI’s proxy statement filed with the SEC on April 29, 2013.

FORWARD LOOKING STATEMENTS

This press release includes “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward looking statements include statements with respect to financial and operating performance, strategies, prospects and other aspects of the businesses of ROI, EveryWare Global, Inc. and the combined company after completion of the proposed business combination, and are based on current expectations that are subject to risks and uncertainties.

A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward looking statements. These factors include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Business Combination Agreement and Plan of Merger for the business combination (Business Combination Agreement); (2) the outcome of any legal proceedings that may be instituted against ROI, EveryWare Global, Inc. or others following announcement of the Business Combination Agreement and transactions contemplated therein; (3) the inability to complete the transactions contemplated by the Business Combination Agreement due to the failure to obtain approval of the stockholders of ROI or other conditions to closing in the Business Combination Agreement; (4) the ability to meet Nasdaq’s listing standards following the merger; (5) the risk that the proposed transaction disrupts current plans and operations as a result of the announcement and consummation of the transactions described herein; (6) the ability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with suppliers and obtain adequate supply of products and retain its management and key employees; (7) costs related to the proposed business combination; (8) changes in applicable laws or regulations; (9) the possibility that EveryWare Global, Inc. may be adversely affected by other economic, business, and/or competitive factors; and (10) other risks and uncertainties indicated in ROI’s proxy statement, including those under “Risk Factors” therein, and other filings with the SEC by ROI. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and ROI and EveryWare Global, Inc. undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Sloane & Company

Erica Bartsch, 212-446-1875